Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-1 No. 333-171471)

2.	Registration Statements (Form S-3 Nos. 333-161499, 333-153336, 333-145952, 333-144815, 333-112529, 333-96667)

3.	Registration Statement (Form S-4 No. 333-109146)

4.	Registration Statement (Form S-8 Nos. 333-163508, 333-161110, 333-132889, 333-90611 and 333-37293)
of our report dated March 21 2013 with respect to the consolidated financial statements of Empire Resorts, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Empire Resorts, Inc. and Subsidiaries for the year ended December 31, 2012.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 21, 2013